Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of A. H. Belo Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert W. Decherd, Chairman of the Board, President and Chief Executive Officer of the Company, and Alison K. Engel, Senior Vice President/Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. Decherd
Robert W. Decherd
Chairman of the Board, President and
Chief Executive Officer
October 31, 2012

/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer
October 31, 2012

36